Exhibit 10.2

EXECUTION VERSION

LETTER AMENDMENT NO. 2

to

MASTER SHELF AGREEMENT

As of June 18, 2004

Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Each of other purchasers of Series C Notes

listed on the Purchaser Schedule
attached hereto (the “Series C Purchasers”)

c/o Prudential Capital Group

Gateway Center Four

100 Mulberry Street

Newark, New Jersey 08102-4069

Ladies and Gentlemen:

We refer to the Master Shelf Agreement, dated as of June 3, 2003, among Crosstex Energy Services, L.P., a Delaware limited partnership (the “Company”), Prudential Investment Management, Inc. (“Prudential”), The Prudential Insurance Company of America (“PICA”) and Pruco Life Insurance Company (“Pruco” and, together with Prudential, PICA and each of the Series C Purchasers, the “Purchasers”), as amended by Letter Amendment No. 1 dated as of April 1, 2004 (as so amended, the “Agreement”).  Unless otherwise defined in this Letter Amendment No. 2 to Master Shelf Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.

The Company desires that Prudential amend the Agreement to increase the aggregate amount of Notes that may be issued under the Agreement to $125,000,000, extend the Issuance Period to June 18, 2007 and provide for the authorization of the issuance of a series of senior secured notes thereunder as hereinafter provided.  In addition to the foregoing, the Company has requested that the Purchasers make certain other amendments to the Agreement.

Subject to the terms and conditions specified herein, the Purchasers have indicated their willingness to make such amendments, all as more particularly set forth herein.  Accordingly, subject to satisfaction of the conditions set forth in paragraph 12 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 11 hereof, the Purchasers hereby agree with the Company to amend the Agreement as provided in paragraphs 1 through 10 below, effective in each case as of the Amendment No. 2 Effective Date (as defined in paragraph 12 below).

1.                                      Amendment to Cover Page.

Cover Page.  The cover page of the Agreement is hereby amended by replacing “$50,000,000” therein with “$125,000,000”.

2.                                      Amendment to Paragraph 1. Authorization of Issue of Notes.

Paragraph 1. Authorization of Issue of Notes.  Paragraph 1 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“The Company will authorize the issue of its senior secured promissory notes (the “Notes”) in the aggregate principal amount of $125,000,000; to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 10 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 8 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth (a) in the case of each Series A Note and Series C Note, paragraphs 2H(1)(a) and 2H(1)(b) hereto, respectively, and (b) in the case of each Note of any other Series of Notes so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, attached hereto.”

3.                                      Amendments to Paragraph 2.  Purchase and Sale of Notes.

(a)                                  Paragraph 2B. Issuance Period.  Paragraph 2B of the Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with “(i) June 18, 2007 and”.

(b)                                 Paragraph 2H.  Closing.  Paragraph 2H(1) of the Agreement is hereby renumbered as paragraph 2H(1)(a), and new paragraph 2H(1)(b) is added to the Agreement, such paragraph 2H(1)(b) to read as follows:

“2H(1)(b).  Series C Closing.  The Company hereby agrees to sell to each Purchaser identified on the Purchaser Schedule attached hereto as a Purchaser of the Series C Notes and, subject to the terms and conditions herein set forth, each such Purchaser agrees to purchase from the Company under the Facility the 6.96% Senior Secured Notes, Series C, due June 18, 2014 (the “Series C Notes”) in the aggregate principal amount set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  The Series C Notes shall be substantially in the form of Exhibit A-3 attached hereto.  The Company will deliver to Prudential, at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois  60606, one or more Series C Notes registered in the name of such Purchasers, evidencing the aggregate principal amount of Series C Notes to be purchased by such Purchasers and in the denomination or denominations specified in the Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds to the credit of the Company’s account #0880423630 at Union Bank of California, Los Angeles, California (ABA No. 122000496) on the date of closing, which shall be June 18, 2004, or any other date upon which the Company and Prudential may mutually agree in writing (the “Series C Closing”).”

(c)                                  Paragraph 2H(2).  Subsequent Closings.  Paragraph 2H(2) of the Agreement is hereby amended by replacing “Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas  75201” with “Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois  60606”.

(d)                                 Paragraph 2I(2).  Issuance Fee.  Paragraph 2I(2) of the Agreement is amended in its entirety to read as follows:

“2I(2).  Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (the “Issuance Fee”) on (i) the Series C Closing in an amount equal to 0.15% of the aggregate principal amount of the Series C Notes sold to such Purchaser on the Series C Closing, and (ii) each Closing Day on or after June 18, 2004 in an amount equal to 0.25% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.

(e)                                  Paragraph 2I(5). Renewal Fee.  Paragraph 2I(5) of the Agreement is hereby deleted in its entirety.

4.                                      Amendment to Paragraph 3B.  Opinion of Purchaser’s Special Counsel.  Paragraph 3B of the Note Agreement is amended by replacing “Baker Botts L.L.P.” with “Schiff Hardin LLP”.

5.                                      Amendments to Paragraph 6.  Negative Covenants.

(a)                                  Paragraph 6A(4).  Minimum Tangible Net Worth.  Paragraph 6A(4) of the Agreement is hereby deleted in its entirety.

(b)                                 Paragraph 6C(2).  Debt.

(1)                                  Clause (xi) of paragraph 6C(2) of the Agreement is amended in its entirety to read as follows:

“(xi)                          unsecured Funded Debt of the Company, a Finance Entity and/or any Guarantor, and/or any unsecured guaranty by the Company or any Guarantor of Funded Debt of the MLP or any other Affiliate of the Company; provided that (a) the Company is in compliance with paragraph 6A(3) immediately after giving effect to the incurrence of any such Funded Debt or guaranty determined based upon the outstanding amount of Funded Debt of the Company and its Subsidiaries on a Consolidated basis, immediately after giving effect to such incurrence, EBITDA for the four fiscal quarters most recently ended on or before the date of such incurrence and the maximum Leverage Ratio allowed as of the end of the fiscal quarter most recently ended on or prior to the date of such incurrence (and in the case of any guaranty of Funded Debt of the MLP or any other Affiliate of the Company, the aggregate amount of such Funded Debt so guaranteed shall be “Funded Debt” of the Company for purposes of calculating the Leverage Ratio), (b) such Debt does not impose any financial or other “maintenance” covenants on the Company or any of the Subsidiaries that are more onerous than the covenants set forth in this Agreement, (c) such Debt shall not require any scheduled payment on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) prior to the latest maturity date of any Note and (d) such Debt shall contain terms and conditions that are customary for such transactions.”

(2)                                  The following new paragraph is added to the end of paragraph 6C(2) of the Agreement:

“Notwithstanding the foregoing, if at any time any provision of Section 6.02 of the Bank Agreement (other than clause (j) thereof) is modified, then the Company and the holders of the Notes agree to execute an amendment to this Agreement, in form reasonably satisfactory to the Required Holder(s), under which this paragraph 6C(2) is modified in the same manner in which Section 6.02 of the Bank Agreement has been modified; provided, however that no holder of a Note shall be required to execute any such amendment to this Agreement unless the holders of the Notes have received compensation equivalent (on a proportionate basis based upon the aggregate outstanding principal amount of the Notes and the aggregate outstanding principal amount of the Debt outstanding under the Bank Agreement) to any fees or other compensation paid to any Bank or its agent with respect to such modification to the Section 6.02 of the Bank Agreement.”

(c)                                  Paragraph 6K.  New paragraph 6K is added to the Agreement, such paragraph to read as follows:

“6K.                       Other Debt.  The Company will not make any optional or scheduled payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) in respect of any unsecured Debt incurred pursuant to paragraph 6C(2)(xi) prior to the latest maturity date of any Note, other than principal payments not exceeding $3,000,000 in the aggregate prior to such latest maturity date.  The Company shall not amend, supplement or otherwise modify the terms of any Debt incurred under paragraph 6C(2)(xi), if such amendment, supplement or other modification would not be permitted by the terms of paragraph 6C(2)(xi) without the prior written consent of the Required Holder(s), which consent will not be unreasonably withheld.

6.                                      Amendment to Paragraph 8I.  Use of Proceeds.

Paragraph 8I of the Agreement is amended to add the following as the new second sentence thereof:

“The proceeds of the Series C Notes will be used to refinance Debt, make capital expenditures and/or for general corporate purposes.”

7.                                      Amendment to Paragraph 10A.  Yield-Maintenance Terms.

Paragraph 10A is amended by amending the definition of “Yield-Maintenance Amount” in its entirety to read as follows:

“Yield-Maintenance Amount” means, with respect to any Note, (a) other than with respect to the Series C Notes, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal and (b) with respect to the Series C Notes (1) if the Settlement Date with respect to which the Yield-Maintenance Amount is being determined is on or before June 18, 2007, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Series C Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal, and (2) if the Settlement Date with respect to which the Yield-Maintenance Amount is being determined is after June 18, 2007, the percentage of the Called Principal of such Series C Note set forth below opposite the Settlement Date:

Settlement Date	Percentage

After June 18, 2007 and on or before June 18, 2008	3.50%

After June 18, 2008 and on or before June 18, 2009	3.00%

After June 18, 2009 and on or before June 18, 2010	2.50%

After June 18, 2010 and on or before June 18, 2011	2.00%

After June 18, 2011 and on or before June 18, 2012	1.50%

After June 18, 2012 and on or before June 18, 2013	1.00%

After June 18, 2013	0.00%

The Yield-Maintenance Amount shall in no event be less than zero.”

8.                                      Amendments to Paragraph 10B. Other Terms.

(a)                                  The definition of “Closing Day” in paragraph 10B of the Agreement is amended by adding “, with respect to the Series C Notes, the Series C Closing” immediately after the words “the Series A Closing”.

(b)                                 Paragraph 10B of the Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:

“Collateral Release Date” shall mean the date upon which each of the following shall have occurred: (i) the Company shall have obtained a rating of its senior unsecured debt of BBB – or better from Standard and Poor’s, a division of the McGraw-Hill Company, Baa3 or better from Moody’s Investors Services, Inc., or BBB – or better from Fitch Ratings, (ii) all of the other Creditors (as defined in the Intercreditor Agreement) shall have directed the Collateral Agent in writing, in form and substance reasonably satisfactory to the Required Holder(s), to release all Liens in the Collateral securing any Obligations (as defined in the Intercreditor Agreement) and to terminate all Security Agreements, Mortgages, Pledge Agreements and any other instrument or agreement pursuant to which a Lien has been created or arose to secure any or all of the Obligations (as defined in the Intercreditor Agreement), (iii) all parties to the Intercreditor Agreement shall have executed an amendment to or a restatement of the Intercreditor Agreement, in form and substance reasonably satisfactory to the Required Holder(s), amending the Intercreditor Agreement to reflect the releases and terminations referred to in clause (ii), above, and the termination of the appointment and authority of the Collateral Agent (except with respect to distribution of “Specified Payments” (as defined in the Intercreditor Agreement), (iv) all parties to the Bank Agreement shall have executed an amendment to the Bank Agreement, in form and substance reasonably satisfactory to the Required Holder(s), deleting any requirement that the Company or any Subsidiary grant or maintain any Lien to secure any Obligations owed thereunder, changing the definition of “Credit Documents” contained thereto to delete the reference to “the Security Documents”, and making other changes to reflect the terminations and releases referred to in clause (ii), above, and the other amendments referred to in this clause (iv), and (v) no Default or Event of Default shall have occurred and be continuing.

“Series C Closing” shall have the meaning specified in paragraph 2H(1)(b).

“Series C Notes” shall have the meaning specified in paragraph 2H(1)(b).

9.                                      Amendment to Paragraph 11.  Miscellaneous.  Paragraph 11 of the Agreement is amended to add new paragraph 11T thereto, such paragraph 11T to read as follows:

“11T.  Release of Collateral.  Prudential, each Purchaser and the Company agree that, effective upon the Collateral Release Date:

(i)  Prudential and each Purchaser will deliver a direction to the Collateral Agent to release all Liens in the Collateral securing the Obligations (as defined in the Intercreditor Agreement) and to terminate all Security Agreements, Mortgages, Pledge Agreements and any other instrument or agreement pursuant to which a Lien has been created or arose to secure any or all of the Obligations (as defined in the Intercreditor Agreement);

(ii)  paragraphs 3A(xi), 3A(xii), 3A(xiii), 3J, 3K, 6C(1)(i), and 7A(xv) of this Agreement shall no longer be effective and shall be deleted from the Agreement;

(iii)  clause (i) of paragraph 6C(4) of this Agreement shall be amended in its entirety to read as follows:

“(i)                               so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the Company or any Subsidiary may make any Acquisition; provided, however, that any such Acquisition shall be permitted only if, (a) on or before or concurrently with the effectiveness of such Acquisition and to the extent required by the Required Holders, the Company delivers to the Holders (I) guaranties duly executed by the parties thereto, in form and substance satisfactory to the Required Holders, and accompanied by UCC searches and title investigations, (II) such legal opinions in relation to the documents described in the foregoing subclause (I) as the Required Holders may reasonably request, and (III) evidence of Company authority to enter into, and environmental assessments with respect to, such Acquisition, (b) the Company or such Guarantor is the acquiring or surviving entity, (c) no Default or Event of Default exists and the Acquisition could not reasonably be expected to cause a Default or Event of Default, (d) after giving effect to such Acquisition on a pro forma basis, the Company would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, paragraph 6A as of the end of the most recent fiscal quarter, (e) the acquisition target is in the same or similar line of business as the Company and its Subsidiaries, (f) the terms of paragraph 6G are satisfied, and (g) the aggregate amount of cash (including the proceeds of any Debt permitted to be incurred under clause (xi) of paragraph 6C(2) or otherwise hereunder), Permitted Investments and the remaining unused portion of the Revolver A Commitment under the Bank Agreement is sufficient to fund such Acquisition;”;

(iv)  clause (a) paragraph 8U of the Agreement shall be amended to delete the words “and Liens in favor of the Collateral Agent” from the second sentence thereof and clause (b) of paragraph 8U of the Agreement shall be amended to delete the words “, other than in favor of the Collateral Agent” therefrom;

(v)                                 the definition of “Assigned Agreements” shall be amended and restated in its entirety to read as follows:

“Assigned Agreements” shall mean all agreements, guaranties, contracts, leases, licenses, contract rights and rights to payment, including purchase contracts, sales contracts, transportation contracts, gathering service agreements, gas purchase agreements, pipeline lease agreements, gas marketing agreements and gas processing agreements, to which the Company or any Subsidiary is a party.

(vi)  the definition of “Loan Documents” shall be amended to delete the words “, the Security Documents” therefrom.

10.                               Amendments to Purchaser Schedule and Exhibits.

(a)                                  The Purchaser Schedule to the Agreement is amended by adding thereto the Series C Purchaser Schedule in the form attached hereto.

(b)                                 The Exhibits to the Agreement are amended by adding thereto Exhibit A-3 in the form attached hereto.

11.                               Representations and Warranties.  In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:

(a)                                  The execution, delivery and performance by the Company and the Guarantors of this Amendment, the Agreement, as amended hereby, and each of documents described in paragraph 12 hereof to which each is a party, and the Loan Documents, as amended hereby, have in each case been duly authorized by all necessary limited liability company, limited partnership or other organizational action and do not and will not (i) contravene the terms of the Company Partnership Agreement or the limited liability company agreement or certificate of formation (or other organizational documents) of the General Partner, the Company or any of their Subsidiaries, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the General Partner, the Company or any of their Subsidiaries is a party and which could subject any holder of Notes to any liability, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any governmental authority binding on the General Partner, the Company, any of their Subsidiaries or their respective properties, or (iv) violate any applicable law binding on or affecting the General Partner, the Company or any of their Subsidiaries.

(b)                                 Each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct on and as of the date hereof, and will be true and correct immediately upon, and as of the date of, the effectiveness of this Amendment in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(c)                                  On and as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement.

(d)                                 No Governmental Action is required for the due execution, delivery or performance by the Company or the Guarantors of this Amendment, the Agreement, as amended hereby, each of the documents described in paragraph 12 hereto to be executed by the Company or any Guarantor, or any of the Loan Documents, as amended in connection herewith, to which the Company or any of its Subsidiaries is a party.

(e)                                  This Amendment, the Agreement, as amended hereby, each of the documents described in paragraph 12 hereto to be executed by the Company or any Guarantor, and each of the Loan Documents, as amended in connection herewith, to which the Company or any Guarantor is a party, constitute legal, valid and binding obligations of the Company or such Guarantor, as applicable, enforceable against the Company or such Guarantor, as applicable, in accordance with their respective terms.

(f)                                    Each of the Liens under the Security Documents constitutes (and each of the Liens under the Security Documents to be delivered in connection with paragraph 5P of the

Agreement, as amended hereby, will constitute) an Acceptable Security Interest on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, securing the payment of all obligations stated to be secured thereby under such Security Documents, and the execution, delivery and performance of this Amendment and the Agreement, as amended hereby, do not adversely affect any Lien under any of the Security Documents.

(g)                                 The quarterly and annual financial statements most recently delivered to the Purchasers pursuant to clauses (i) and (ii) of paragraph 5A of the Agreement fairly present the Consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements).  Since December 31, 2003 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries.  The Company and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

(h)                                 There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(i)                                     The Subsidiaries owning pipelines in the State of Louisiana have the power of eminent domain pursuant to the provisions of R.S. 19:2 of the Louisiana Statutes.

(j)                                     Neither the Company, the General Partner nor any of their Subsidiaries have paid, or agreed to pay, any fees or other compensation for or with respect to the amendment to the Bank Agreement referred to in paragraph 12(vii) hereof except as expressly set forth in such amendment.

12.                               Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) first above written when and if each of the conditions set forth in this paragraph 12 shall have been satisfied (or waived in writing by the Required Holder(s)).

(a)                                  Execution and Delivery of Documents.  Each Purchaser shall have received the following, each to be dated the date of execution and delivery thereof unless otherwise indicated, and each to be in form and substance satisfactory to such Purchaser and executed and delivered by each of the parties thereto, as applicable:

(i)                                     This Amendment, dated as of the Amendment No. 2 Effective Date.

(ii)                                  A certificate of a Responsible Officer, dated as of the Amendment No. 2 Effective Date, certifying that (A) the representations and warranties contained in this Amendment and the Agreement, as amended hereby, are true and correct on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Event of Default or Default exists as of the date thereof and (C) all of the conditions specified in this paragraph 12 have been met.

(iii)                               An amendment to each Security Agreement and Pledge Agreement increasing the dollar amount of the additional Notes that may be issued under the Agreement referred to in the recitals thereof to $95,000,000.

(iv)                              A certificate of the Secretary or an Assistant Secretary of the General Partner, dated as of the Amendment No. 2 Effective Date, certifying (A) the existence of the Company and the General Partner, (B) the Company Partnership Agreement, (C) the General Partner’s organizational documents, (D) the resolutions of the General Partner approving this Amendment, the documents to be executed by the Company described in this paragraph 12 and the related transactions, and (E) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other documents executed in connection herewith.

(v)                                 A certificate of the Secretary or an Assistant Secretary of the General Partner, dated as of the Amendment No. 2 Effective Date, certifying the names and true signatures of the officers of the General Partner authorized to sign this Amendment and the other documents executed in connection herewith.

(vi)                              Certificates of the Secretary or an Assistant Secretary of each of the Guarantors, dated as of the Amendment No. 2 Effective Date, certifying (A) the organizational documents of such Guarantor, (B) the resolutions of the governing body of such Guarantor approving this Amendment, the documents to be executed by such Guarantor described in this paragraph 12 and the related transactions, and (C) all other documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other documents executed in connection herewith.

(vii)                           An executed amendment to the Bank Agreement deleting Section 6.15 of the Bank Agreement, amending Section 6.02 of the Bank Agreement in the same manner in which paragraph 6C(2) of the Agreement is being amended under Section 5(b) of this Amendment and amending the Bank Agreement to permit the issuance of the Series C Notes, certified by a Responsible Officer as being a true and correct copy of such amendment as of the Amendment No. 2 Effective Date, and such amendment shall be in full force and effect.

(viii)                        A favorable opinion of Baker Botts, L.L.P., special counsel to the Company and the Guarantors, and Taylor, Porter, Brooks & Phillips, LLP, Louisiana counsel to the Company and the Guarantors, addressed to the Purchasers substantially in the form of Exhibit D to the Agreement and covering this Amendment, the amendments referred to in clause (iii) of this paragraph 12 and the Agreement and the Loan Documents, as amended hereby or as contemplated hereby, and as to such other matters as the Purchasers may reasonably request.  The Company and each Guarantor hereby directs such counsel to deliver such opinions, agrees that the issuance and sale of any

Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will be and is hereby authorized to rely on such opinion.

(ix)                                Such additional documents or certificates with respect to such legal matters or limited liability company, limited partnership or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser prior to the purchase of the Series C Notes by the Purchasers.

(b)                                 [Intentionally Omitted]

13.                               Miscellaneous.

(a)                                  Effect on Agreement.  On and after the Amendment No. 2 Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.  Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by the Company or any other Person with respect to any term, provision, covenant or condition of the Agreement or any other Loan Document or (ii) to prejudice any right or remedy that any holder of Notes may now have or may have in the future under or in connection with the Agreement or any other Loan Document.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.  Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

(c)                                  Expenses.  The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all out-of-pocket expenses of the Purchasers related to the preparation, negotiation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby and thereby, including without limitation all fees and out-of-pocket expenses of the Purchasers’ special counsel.

(d)                                 Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(e)                                  Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranties, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto, including, without limitation, the increase in the aggregate amount of Notes that may be issued under the Agreement to $125,000,000.  As a material inducement to the undersigned to amend the Agreement as set forth herein, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty to which it is a party, including, without limitation, with respect to the Series C Notes and any other Notes that may be issued as a result of the foregoing increase, and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(f)                                    The Agreement shall inure to the benefit of each Series C Purchaser as a “Purchaser” thereunder and each Series C Purchaser agrees to be bound by the provisions of the Agreement applicable to a “Purchaser” thereunder.

(g)                                 FINAL AGREEMENT.  THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

{Remainder of this page blank; signature page follows.}

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart to the Company at 2501 Cedar Springs, Suite 600, Dallas, Texas 85201.

Very truly yours,

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC, its general partner

By:	/s/ William W. Davis
Name:	William W. Davis
Title:	Executive Vice President and Chief Financial Officer

Agreed to as of the Amendment No. 2 Effective Date:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Brian Lemmons
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Lemmons
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Brian Lemmons
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Brian Lemmons
Vice President

GIBRALTAR LIFE INSRUANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ Brian Lemmons
Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemmons
Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Prudential Investment Management, Inc.,
as Investment Manager

By:	/s/ Brian Lemmons
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemmons
Vice President

Agreed to and acknowledged by each of the undersigned for the purposes set forth in paragraphs 12(a)(viii) and 13(e):

GUARANTORS:

CROSSTEX ENERGY, L.P.

By:		Crosstex Energy GP, L.P.,
its general partner

	By:	Crosstex Energy GP, LLC,
its general partner

By:		/s/ William W. Davis
Name:		William W. Davis
Title:		Executive Vice President and Chief Financial Officer

CROSSTEX CCNG GATHERING LTD.
CROSSTEX CCNG MARKETING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX CCNG TRANSMISSION LTD.
CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX GULF COAST TRANSMISSION LTD.
CROSSTEX TREATING SERVICES, L.P.
CROSSTEX ALABAMA GATHERING SYSTEM, L.P.
CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.
CROSSTEX MISSISSIPPI PIPELINE, L.P.
CROSSTEX SEMINOLE GAS, L.P.
CROSSTEX ACQUISITION MANAGEMENT, L.P.

By:		Crosstex Energy Services GP, LLC,
general partner of each above limited partnerships

By:		/s/ William W. Davis
Name:		William W. Davis
Title:		Executive Vice President and Chief Financial Officer

CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG, LLC
CROSSTEX LIG LIQUIDS, LLC

By:	/s/ William W. Davis
Name:	William W. Davis
Title:	Executive Vice President and Chief Financial Officer